UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2005

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2005, the Registrant’s Board of Directors approved a revised incentive compensation plan (the “revised Plan”). Under the Plan, bonuses are primarily tied to several performance criteria, including increases in the Company's Common Stock, increases in the Company’s Common Stock versus the common stock of a designated peer group, the annual increases in earnings and net asset value per share and other strategic achievements as determined by the Board of Directors on an annual basis. A portion of the bonuses is also determined by the sole discretion of the Compensation Committee of the Board of Directors. Additionally, the revised Plan provides for a potential doubling of the award in the event of achievement of a strategic growth goal specified by the Board. To the extent that performance criteria are met, an incentive pool is generated. The amount of the incentive pool, however, may not exceed twice the aggregate base salary of all eligible employees for the relevant plan year. The revised incentive compensation plan will be filed as an Exhibit to the Registrant’s annual report on Form 10-K for the year ended December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: February 23, 2005	By: ________/s/James H. Prince_________
James H. Prince
Executive Vice President and
Chief Financial Officer